Exhibit 99.1

News Release

Visit our website at: www.streamlinehealth.net

STREAMLINE HEALTH® ADDS MICHAEL VALENTINE TO BOARD OF DIRECTORS

Cincinnati, OH and Atlanta, GA – October 12, 2012 – Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of SaaS-based enterprise content management, business analytics, computer assisted coding (CAC), and clinical documentation improvement (CDI) solutions for healthcare providers, today announced the addition of Michael Valentine, Chief Executive Officer of Netsmart, to its Board of Directors.

“I am excited to have Michael as a resource for our Board of Directors with his in-depth understanding of the health information technology space,” said Robert E. Watson, President and Chief Executive Officer of Streamline Health. “Michael will be a valuable contributor as we continue to grow the company.”

Mr. Valentine joined Netsmart in May 2011 from Cerner Corporation, where he served as Executive Vice President and Chief Operating Officer. He held a succession of business ownership roles during his 13 years at Cerner. Prior to his role as Chief Operating Officer, he maintained ownership of client delivery and strategic partnerships for Cerner’s worldwide operations, and was the driving force behind advancements made in standardization and centralization of Cerner’s delivery model. Prior to joining Cerner, Mr. Valentine founded and managed a Midwest-based technology solutions and services company. Before that, he was an executive in telecommunications and technology industry groups at Andersen Consulting for seven years.

“Having worked in almost all aspects of healthcare over the last 15 years, I’ve gained a solid understanding of the priorities and challenges that provider organizations face. I see Streamline Health as offering the kinds of solutions that will serve as key building blocks as healthcare providers reshape both their care and business processes,” said Michael Valentine. “I look forward to working with the Board and the management team to deliver real value to both the clients and shareholders.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for hospitals and physician groups with offices in Cincinnati, Atlanta and New York. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflows, clinical documentation improvement (CDI), and computer assisted coding (CAC). Across the revenue cycle, these solutions offer healthcare enterprises a flexible, customizable way to communicate between disparate departments and information systems to improve processes, boost productivity, and optimize clinical, administrative and financial performance. For more information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact: Ashley Moore Director, Marketing (404)-446-2057 ashley.moore@streamlinehealth.net	Investor Contacts: Randy Salisbury Investor Relations (404)-229-4242 randy.salisbury@streamlinehealth.net

BPC Financial Marketing John Baldissera 800-368-1217